Exhibit 99.1

KKR TO ACQUIRE GLOBAL ATLANTIC FINANCIAL GROUP LIMITED IN A STRATEGIC TRANSACTION

July 8, 2020

Acquisition of leading retirement and life insurance company with over $70 billion of adjusted invested assets

Strengthens Global Atlantic’s leadership in Retirement and Life insurance markets, across individual and institutional channels

Transaction expected to be accretive across key financial metrics and meaningfully increase KKR’s permanent capital base

NEW YORK & HAMILTON, Bermuda–(BUSINESS WIRE)– KKR & Co. Inc. (NYSE: KKR) and Global Atlantic Financial Group Limited (“Global Atlantic”) today announced the signing of a strategic transaction where KKR will acquire all of the outstanding shares of Global Atlantic, a leading retirement and life insurance company. After closing, Global Atlantic will continue to operate as a separate business with its existing brands and management team.

This press release features multimedia. View the full release here: https://www.businesswire.com/news/home/20200708005319/en/

Global Atlantic serves more than two million policyholders through its retirement and life insurance products. It is one of the largest fixed rate and fixed indexed annuity providers in the United States, offering annuities for individuals through a network of banks, broker-dealers, and insurance agencies as well as life insurance for individuals and corporates. Global Atlantic is also a leader in the institutional channel, providing customized reinsurance solutions to its life and annuity company clients.

“We are thrilled to have a new, long-term partner in KKR,” said Allan Levine, Chairman and Chief Executive Officer of Global Atlantic. “With its global presence, investment acumen and long-term focus, we believe we will be even better positioned – financially and strategically – both to help Americans address the financial challenges they face today and to help our institutional channel clients achieve their strategic, risk, and capital management goals.”

“This is a transformative event for KKR,” said Henry Kravis and George Roberts, Co-Chairmen and Co-Chief Executive Officers of KKR. “Global Atlantic is a best-in-class business with a like-minded entrepreneurial management team. Our businesses are complementary and our partnership will benefit all of our collective stakeholders.”

Joseph Bae and Scott Nuttall, Co-Presidents and Co-Chief Operating Officers of KKR, added: “This transaction is highly strategic for KKR — it meaningfully expands our base of permanent capital, further diversifies and scales our business, and significantly grows our position within the insurance industry, which has been increasing its exposure to alternative investment strategies. Insurance providers play a critical role in supporting the financial security for millions of individuals. This transaction positions KKR to support Global Atlantic policyholders through our global network and asset management and origination capabilities.”

Strategic Rationale

◾
Best-in-class business with a strong management team. Global Atlantic’s business, focused on attractive, predictable and growing segments of insurance, has delivered industry leading financial results. Adjusted Operating Earnings and Book Value have compounded at annual growth rates of 17% and 16%, respectively, from 2016 to 2019[1].

◾
Global Atlantic policyholders to benefit from KKR’s asset management and origination capabilities. KKR also plans to serve as Global Atlantic’s investment manager subject to receipt of applicable regulatory approvals. Global Atlantic will gain access to KKR’s leading direct origination platforms and asset management capabilities while maintaining its current high-quality bias and investment grade focus.

◾
Significant expansion of strategically important growth vertical. The global insurance industry, with over $30 trillion of assets, is a key strategic focus for KKR. The acquisition of Global Atlantic represents a significant and natural extension of KKR’s existing insurance business, which includes managing $26 billion of assets on behalf of insurance companies across our strategies and products.

◾
Significantly increases permanency of assets under management (AUM). Pro forma for the transaction, as of March 31, 2020, KKR’s AUM would increase from $207 billion to $279 billion. Additionally, permanent capital as a percentage of KKR’s total AUM would increase from 9% to 33%, and permanent capital, together with our long-term strategic investor partnership capital, would represent 42% of KKR’s AUM.

◾
Enhances book value compounding opportunity. Global Atlantic’s strong track record and potential for continued book value growth will further KKR’s focus on building, growing and compounding its permanent capital base on behalf of its shareholders.

◾
A platform for continued growth. Global Atlantic has a history of innovation and growth, including expanding through mergers and acquisitions – a track record that will be increasingly valuable in the rapidly consolidating life and annuity industry.

◾
Accretive to KKR shareholders across key metrics. In the first year post closing, the transaction is expected to be accretive to KKR shareholders on an AUM, FPAUM, Book Value, Fee Related Earnings and After-tax Distributable Earnings per Adjusted share basis.

Key Transaction Terms

Under the terms of the agreement, KKR will pay Global Atlantic shareholders an amount equal to 1.0x Global Atlantic’s Book Value as of the date of closing, subject to an equity roll-over for certain existing shareholders. As of March 31, 2020, Global Atlantic’s Book Value was approximately $4.4 billion. KKR expects to fund the acquisition, net of equity roll-over

1 In this press release, Book Value of Global Atlantic is defined as its GAAP Shareholders’ Equity, excluding Accumulated Other Comprehensive Income (AOCI). See Appendix for reconciliation of Global Atlantic’s Adjusted Invested Assets and Adjusted Operating Earnings to the most directly comparable GAAP financial measures.

participation, from a combination of cash on hand, proceeds from potential minority co-investors and the issuance of new debt and/or equity by KKR.

The investment in Global Atlantic will be held on KKR’s balance sheet and through a proprietary vehicle established for others to invest alongside KKR’s balance sheet, not in any client funds.

Upon close, Global Atlantic will continue to be run by its existing senior leadership team led by Allan Levine, Global Atlantic’s Chairman and Chief Executive Officer.

The transaction, which is expected to close in early 2021, is subject to required regulatory approvals and certain other customary closing conditions.

KKR was advised by Simpson Thacher & Bartlett LLP and Willkie Farr & Gallagher LLP. Debevoise & Plimpton LLP acted as legal advisor to Global Atlantic.

Conference Call Information and Additional Details

A conference call to discuss the transaction will be held on July 8 at 8:00 a.m. EDT. The conference call may be accessed by dialing 877-407-0312 in the U.S. or 1-201-389-0899 internationally. Additionally, the conference call will be broadcast live over the Internet and may be accessed through the Public Investors section of KKR’s website at ir.kkr.com.

Supplemental materials that will be discussed during the call will be available at the same website location. KKR expects to host a conference call to review its second quarter results for the period ended June 30, 2020 on Tuesday, August 4, 2020. At that time, KKR expects to provide additional information on how it expects Global Atlantic to be reflected within its financial results following closing and may, as part of this analysis, reevaluate certain of its existing operating and financial metrics.

A replay of the July 8, 2020 webcast will be available on KKR’s website approximately one hour after completion of the broadcast.

This press release contains certain forward-looking statements. Forward-looking statements relate to expectations, estimates, beliefs, projections, future plans and strategies, anticipated events or trends and similar expressions concerning matters that are not historical facts, including but not limited to the statements with respect to: the transaction to acquire all outstanding shares of Global Atlantic; operation of Global Atlantic following the closing of the transaction; expansion and growth opportunities and other synergies resulting from the transaction; the transaction’s effects on KKR’s AUM, FPAUM, book value, fee related earnings and after-tax distributable earnings per adjusted share and the timing of such effects; the issuance of new debt or equity securities, and the availability of cash on hand or liquidity from KKR’s investment portfolio to fund the transaction; and expected timing of closing. The forward-looking statements are based on KKR’s beliefs, assumptions and expectations, taking into account all information currently available to it. These beliefs, assumptions and expectations can change as a result of many possible events or factors, not all of which are known to KKR or are within its control. If a change occurs, KKR’s business, financial condition, liquidity and results of operations, including but not limited to dividends, tax assets, tax liabilities, AUM, FPAUM, after-tax distributable earnings, capital invested, syndicated capital, uncalled commitments, cash and short-term investments, fee related earnings, adjusted EBITDA, core interest expense and book value, debt levels, outstanding shares of common stock and capital structure may vary materially from those expressed in the forward-looking statements. The following factors, among others, could cause actual results to vary from the forward-looking statements: failure to realize the anticipated benefits within the expected timeframes from the planned acquisition of Global Atlantic; unforeseen liabilities or integration and other costs of the Global Atlantic acquisition and timing related thereto; availability and cost of financing to fund the acquisition; ability to syndicate to potential co-investors; changes in Global Atlantic’s business; any delays or difficulties in receiving regulatory approvals; failure to complete the transaction; distraction of management or other diversion of resources within each company caused by the transaction; retention of key Global Atlantic employees; Global Atlantic’s ability to maintain business relationships following the acquisition; the severity and duration of the COVID-19 pandemic; the pandemic’s impact on the U.S. and global economies; federal, state and local governmental responses to the pandemic; whether KKR realizes all or any of the anticipated benefits from converting to a corporation (the “Conversion”) and the timing of realizing such benefits; whether there are increased or unforeseen costs associated with the Conversion, including any adverse change in tax law; the volatility of the capital markets; failure to realize the benefits of or changes in KKR’s or Global Atlantic’s business strategies including the ability to realize the anticipated synergies from acquisitions, strategic partnerships or other transactions; availability, terms and deployment of capital; availability of qualified personnel and expense of recruiting and retaining such personnel; changes in the asset management or insurance industry, interest rates, credit spreads, currency exchange rates or the general economy; underperformance of KKR’s or Global Atlantic’s investments and decreased ability to raise funds; changes in Global Atlantic policyholders’ behavior; any disruption in servicing Global Atlantic’s insurance policies; the use of estimates and risk management in Global Atlantic’s business; outcome of Global Atlantic’s litigation and regulatory matters; and the degree and nature of KKR’s and Global Atlantic’s competition. All forward-looking statements speak only as of the date hereof. KKR does not undertake any obligation to update any forward-looking statements to reflect circumstances or events that occur after the date on which such statements were made except as required by law. In addition, KKR’s business strategy is focused on the long term and financial results are subject to significant volatility.

Additional information about factors affecting KKR is available in KKR & Co. Inc.’s Annual Report on Form 10-K for the fiscal year ended December 31, 2019, filed with the SEC on February 18, 2020, quarterly reports on Form 10-Q for subsequent quarters and other filings with the SEC, which are available at www.sec.gov.

In addition to U.S. GAAP financials, this presentation includes certain non-GAAP financial measures. These non-GAAP measures are in addition to, not a substitute for or superior to, measures of financial performance prepared in accordance with U.S. GAAP and have important limitations as analytical tools because they may exclude items that are significant in understanding and analyzing our financial results. In addition, these measures are defined differently by different companies in our industry and, accordingly, such measures as used in this presentation may not be comparable to similarly titled measures of other companies. A reconciliation of non-GAAP measures to the closest comparable GAAP measures is contained in the Appendix to this press release. However, all forward-looking non-GAAP financial measures included in this press release are provided only on a non-GAAP basis. This is due to the inherent difficulty of forecasting the timing or amount of items that would be included in the most directly comparable forward-looking GAAP financial measures. As a result, reconciliation of the forward-looking non-GAAP financial measures to GAAP financial measures is not available without unreasonable effort and we are unable to assess the probable significance of the unavailable information.

Past performance is not indicative or a guarantee of future performance. This press release shall not constitute an offer to sell or the solicitation of an offer to buy any securities in any jurisdiction.

Appendix

Reconciliation of Net income attributable to Global Atlantic Financial Limited shareholders to Adjusted Operating Earnings, net of tax:

	Year Ended December 31,
($ in millions)	2016	2019
Net income attributable to Global Atlantic Financial Limited shareholders	$421	$633

Realized (gains) losses on the sale of AFS securities, net of offsets	(35)	(83)
Change in assumed and ceded modified coinsurance and funds withheld at interest embedded derivatives and related trading securities, net of offsets	(151)	(31)
Unrealized (gains) losses, impairments and other investment, derivative and hedging (gains) losses, net of offsets	65	13
Renewable energy income (loss), net of offsets and non-controlling interest	-	12
Equity-method (income) loss attributable to strategic equity investments	-	(60)
Total investment (gains) losses, net of offsets	(121)	(149)

Change in the fair value of derivatives and embedded derivatives for fixed-indexed annuities, indexed universal life contracts and variable annuities, net of offsets	89	32
Transaction, conversion and integration expenses	20	77
Income tax adjustments	(32)	9
Total adjustments	(44)	(31)
Adjusted operating earnings, net of tax	$377	$602

Reconciliation of Total Investments to Adjusted Invested Assets:

Balance as of
($ in millions)	March 31, 2020
Total investments	$72,196
Adjustments to reconcile total investments and adjusted invested assets:
Cash, cash equivalents, and restricted cash	2,341
Accrued investment income	545
Unrealized gains on fixed maturity and equity securities	428
Funds withheld payable at interest	(1,817)
Derivative instruments receivables	(518)
Derivative collateral	(238)
Funds withheld on embedded derivatives	12
Securities sold under repurchase agreements	(704)
Non-controlling interests in consolidated renewable energy partnerships	(168)
Redeemable non-controlling interests in consolidated renewable energy partnerships	(90)
Net investment receivable (payable)	87
Strategic equity investments	(258)
Adjusted invested assets	$71,816

About KKR

KKR is a leading global investment firm that manages multiple alternative asset classes, including private equity, credit and real assets, with strategic partners that manage hedge funds. KKR aims to generate attractive investment returns for its fund investors by following a patient and disciplined investment approach, employing world-class people, and driving growth and value creation with KKR portfolio companies. KKR invests its own capital alongside the capital it manages for fund investors and provides financing solutions and investment opportunities through its capital markets business. References to KKR’s investments may include the activities of its sponsored funds. For additional information about KKR & Co. Inc. (NYSE: KKR), please visit KKR’s website at www.kkr.com and on Twitter @KKR_Co.

About Global Atlantic

Global Atlantic Financial Group Limited, through its subsidiaries, offers a broad range of retirement, life and reinsurance products designed to help our customers address financial challenges with confidence. A variety of options help Americans customize a strategy to fulfill their protection, accumulation, income, wealth transfer and end-of-life needs.

Global Atlantic was founded at Goldman Sachs in 2004 and separated as an independent company in 2013. Its success is driven by a unique heritage that combines deep product and distribution knowledge with leading investment and risk management, alongside a strong financial foundation of nearly $90 billion in assets, as of March 31, 2020.